Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Revenue Increased 57% Sequentially to $2.4 million in First Quarter 2021

●	First quarter revenue grew $0.9 million to $2.4 million over trailing fourth quarter as market steadily improves

●	U.S. market conditions strengthening and market share expanding driving revenue in North America up 74% over trailing quarter

●	Tool revenue grew 84% over the trailing quarter while Contract Services revenue was up 19%

●	Cost savings efforts and improved revenue resulted in positive cash generation from operations; ended quarter with $2.3 million of cash on hand

●	Restructured international team to build market opportunity while expanding relationships with major oil field service companies to deepen market reach

VERNAL, UT, May 12, 2021 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today reported financial results for the first quarter of 2021 ended March 31, 2021.

Troy Meier, Chairman and CEO, commented, “The pace of activity is encouraging as markets begin to recover. Demand for new Drill-N-Ream® well bore conditioning tools in North America continued through April as market conditions strengthen. We believe we are also continuing to gain market share in this depressed environment as more operators recognize both the production efficiencies gained and costs saved when using the DNR for their drilling operations. Drill bit refurbishment activity has increased as well during the quarter, with the growing number of drill rigs operating in the U.S.”

He added, “We are bringing back fabricators, advancing new drill bit development and we are making progress on broader marketing and servicing agreements with much larger entities that have the breadth to extend and deepen our market reach. While we are not expecting the market in the U.S. to return to pre-COVID levels, we believe that there is still plenty of room for improvement and more market penetration potential for the DNR. We have also restructured our international development team to improve returns on our investments in those markets while also advancing the agreements needed to gain market share.”

Mr. Meier concluded, “We are optimistic about the recovery supporting growth through 2021. More significantly, we are excited about the changes we are making in the organization and the relationships we are building that we expect to drive significant growth for the Company in the long-term.”

- MORE -

Superior Drilling Products, Inc. Reports First Quarter 2021 Results

May 12, 2021

First Quarter 2021 Review ($ in thousands, except per share amounts) (See at “Definitions” the composition of product/service revenue categories.)

($ in thousands, except per share amounts)	March 31, 2021	December 31, 2020	March 31, 2020	Change Sequential	Change Year/Year
North America	2,092	1,203	4,581	73.9%	(54.3)%
International	332	338	777	(1.7)%	(57.2)%
Total Revenue	$2,425	$1,541	$5,358	57.3%	(54.7)%
Tool Sales/Rental	$831	$342	$1,768	143.0%	(53.0)%
Other Related Tool Revenue	832	561	1,845	48.3%	(54.9)%
Tool Revenue	1,664	903	3,613	84.2%	(54.0)%
Contract Services	761	638	1,745	19.3%	(56.4)%
Total Revenue	$2,425	$1,541	$5,358	57.3%	(54.7)%

Revenue increased sequentially $884 thousand, or 57%, over the trailing fourth quarter as market share and market conditions improved. The year-over-year comparison reflects the impact of the global pandemic on the oil & gas production industry. The market in North America is improving more rapidly than international markets. Revenue in North America increased 74% from increased tool sales, as well as higher royalty and repair fees. Contract Services revenue also improved sequentially reflecting increased drill bit refurbishment. International revenue was relatively unchanged from the trailing fourth quarter as the market recovery is lagging similar to the lag in decline this market had through 2020.

First Quarter 2021 Operating Costs

($ in thousands,except per share amounts)	March 31, 2021	December 31, 2020	March 31, 2020	Change Sequential	Change Year/Year
Cost of revenue	$1,176	$821	$2,315	43.2%	(49.2)%
As a percent of sales	48.5%	53.3%	43.2%
Selling, general & administrative	$1,516	$1,483	$2,018	2.2%	(24.9)%
As a percent of sales	62.5%	96.2%	37.7%
Depreciation & amortization	$690	$682	$761	1.2%	(9.3)%
Total operating expenses	$3,381	$2,986	$5,093	13.2%	(33.6)%
Operating Income (loss)	$(957)	$(1,445)	$265	NM	NM
As a % of sales	(39.5)%	(93.8)%	4.9%
Other (expense) income including income tax (expense)	$(145)	$790	$(67)	NM	NM
Net income (loss)	$(1,102)	$(655)	$198	NM	NM
Diluted earnings (loss) per share	$(0.04)	$(0.03)	$0.01	NM	NM
Adjusted EBITDA(1)	$(11)	$(494)	$1,221	NM	NM

(1) Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, non-cash stock compensation expense and unusual items. See the attached tables for important disclosures regarding SDP’s use of Adjusted EBITDA, as well as a reconciliation of net loss to Adjusted EBITDA.

Total operating expenses increased 13% over the trailing fourth quarter, while revenue increased 57% demonstrating the effect of cost reduction efforts and the operating leverage gained from higher volume.

Superior Drilling Products, Inc. Reports First Quarter 2021 Results

May 12, 2021

Net loss for the quarter was $1.1 million compared with $0.7 million in the trailing fourth quarter which included a $0.9 million benefit from the government forgiveness of SBA debt. Compared with the trailing fourth quarter, Adjusted EBITDA(1) improved sequentially as a result of increased sales and operating leverage gained from higher volume.

The Company believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance.

Balance Sheet and Liquidity

Cash at the end of the quarter was $2.3 million, up from $2.0 million at the end of 2020. Cash provided by operations in the first quarter of 2021 was $139 thousand. Long-term debt, including the current portion at March 31, 2021, was $3.0 million. The $4.2 million long-term financial obligation is related to the future minimum lease payments under the 15-year lease of the Company’s Vernal, Utah property.

Definitions and Composition of Product/Service Revenue:

Contract Services Revenue is comprised of drill bit and other repair and manufacturing services.

Other Related Tool Revenue is comprised of royalties and fleet maintenance fees.

Tool Sales/Rental revenue is comprised of revenue from either the sale of tools or tools rented to customers.

Tool Revenue is the sum of Other Related Tool Revenue and Tool Sales/Rental revenue.

Webcast and Conference Call

The Company will host a conference call and live webcast today at 10:00 am MT (12:00 pm ET) to review the results of the quarter and full year and discuss its corporate strategy and outlook. The discussion will be accompanied by a slide presentation that will be made available prior to the conference call on SDP’s website at www.sdpi.com/events. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored at www.sdpi.com/events. A telephonic replay will be available from 1:00 p.m. MT (3:00 p.m. ET) the day of the teleconference until Wednesday, May 19, 2021. To listen to the archived call, please call (412) 317-6671 and enter conference ID number 13718357, or access the webcast replay at www.sdpi.com, where a transcript will be posted once available.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the continued impact of COVID-19 on the business, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof

For more information, contact investor relations:

Deborah K. Pawlowski, Kei Advisors LLC

(716) 843-3908, dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Superior Drilling Products, Inc. Reports First Quarter 2021 Results

May 12, 2021

Superior Drilling Products, Inc.

Consolidated Condensed Statements of Operations

(unaudited)

	For the Three Months
	Ended March 31,
	2021	2020

Revenue
North America	$2,092,200	$4,580,510
International	332,453	777,253
Total revenue	$2,424,653	$5,357,763

Operating cost and expenses
Cost of revenue	1,175,593	2,314,508
Selling, general, and administrative expenses	1,515,590	2,017,899
Depreciation and amortization expense	690,074	760,764

Total operating costs and expenses	3,381,257	5,093,171

Operating Income (loss)	(956,604)	264,592

Other income (expense)
Interest income	48	4,688
Interest expense	(138,057)	(177,258)
Loss on Fixed Asset Impairment	-	(30,000)
Gain (loss) on sale or disposition of assets	10,000	142,234
Total other expense	(128,009)	(60,336)

Income (loss) Before Income Taxes	$(1,084,613)	$204,256

Income tax expense	(800)	(6,210)
Foreign Tax	(16,380)	-
Net Income (loss)	$(1,101,793)	$198,046

Basic income (loss) earnings per common share	$(0.04)	$0.01

Basic weighted average common shares outstanding	25,762,342	25,418,126

Diluted income (loss) per common Share	$(0.04)	$0.01

Diluted weighted average common shares outstanding	25,762,342	25,418,126

Superior Drilling Products, Inc. Reports First Quarter 2021 Results

May 12, 2021

Superior Drilling Products, Inc.

Consolidated Condensed Balance Sheets

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash	$2,262,251	$1,961,441
Accounts receivable, net	1,601,837	1,345,622
Prepaid expenses	109,354	90,269
Inventories	996,083	1,020,008
Asset held for sale	-	40,000
Other current assets	42,751	40,620

Total current assets	5,012,276	4,497,960

Property, plant and equipment, net	7,211,648	7,535,098
Intangible assets, net	527,778	819,444
Right of use Asset (net of amortizaton)	$65,624	$99,831
Other noncurrent assets	84,115	87,490
Total assets	$12,901,441	$13,039,823

Liabilities and Owners’ Equity
Current liabilities:
Accounts payable	$741,727	$430,015
Accrued expenses	1,468,257	1,091,518
Accrued Income tax	122,826	106,446
Current portion of Operating Lease Liability	54,063	79,313
Current portion of Long-term Financial Obligation	59,420	61,691
Current portion of long-term debt, net of discounts	1,651,283	1,397,337

Total current liabilities	$4,097,576	$3,166,320

Operating long term liability	11,561	20,518
Long-term Financial Obligation	4,161,463	4,178,261
Long-term debt, less current portion, net of discounts	1,341,487	1,451,049
Total liabilities	$9,612,087	$8,816,148

Stockholders’ equity
Common stock (25,418,126 and 25,418,126)	25,762	25,762
Additional paid-in-capital	40,787,092	40,619,620
Accumulated deficit	(37,523,500)	(36,421,707)
Total stockholders’ equity	$3,289,354	$4,223,675
Total liabilities and shareholders’ equity	$12,901,441	$13,039,823

Superior Drilling Products, Inc. Reports First Quarter 2021 Results

May 12, 2021

Superior Drilling Products, Inc.

Consolidated Condensed Statement of Cash Flows

(Unaudited)

	March 31, 2021	March 31, 2020
Cash Flows From Operating Activities
Net Income (Loss)	$(1,101,793)	$198,046
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	690,074	760,764
Share-based compensation expense	167,473	106,996
Loss (Gain) on sale or disposition of assets	(10,000)	(142,234)
Impairment on asset held for sale	-	30,000
Amortization of deferred loan cost	4,631	4,631
Changes in operating assets and liabilities:
Accounts receivable	(256,215)	625,419
Inventories	(41,795)	(303,122)
Prepaid expenses and other noncurrent assets	(17,841)	296,392
Accounts payable and accrued expenses	688,451	660,731
Income Tax expense	16,380	6,210
Other long-term liabilities	-	(61,421)
Net Cash Provided By Operating Activities	139,364	2,182,412

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(9,237)	(37,850)
Proceeds from sale of fixed assets	50,000	117,833
Net Cash Provided By Investing Activities	40,763	79,983

Cash Flows From Financing Activities
Principal payments on debt	(135,403)	(975,440)
Proceeds received from debt borrowings	-	72,520
Payments on Revolving Loan	(280,245)	(39,461)
Proceeds received from Revolving Loan	536,331	812,224
Debt issuance Costs	-	-
Net Cash Provided By (Used In) Financing Activities	120,683	(130,157)

Net change in Cash	300,810	2,132,238
Cash at Beginning of Period	1,961,441	1,217,014
Cash at End of Period	$2,262,251	$3,349,252

Supplemental information:
Cash paid for interest	$130,363	$182,369
Non-cash payment of other liabilities by offsetting recovery of related-party note receivable	$-	$-
Inventory converted to property, plant and equipment	$65,720	$47,907
Long term debt paid with Sale of Plane	$-	$211,667

Superior Drilling Products, Inc. Reports Fourth Quarter and Full Year 2020 Results
March 11, 2021

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation

(unaudited)

($, in thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020	December 31, 2020

GAAP net income	$(1,101,793)	$198,046	$(655,142)
Add back:
Depreciation and amortization	690,074	760,764	681,998
Interest expense, net	138,009	172,570	125,068
Share-based compensation	167,473	106,996	180,730
Net non-cash compensation	88,200	88,200	88,200
Income tax expense	17,180	6,210	8,582
(Gain) Loss on disposition of assets	(10,000)	(112,234)	(891,600)
Recovery of Related Party Note Receivable	-	-	-
Non-GAAP adjusted EBITDA(1)	$(10,858)	$1,220,552	$(494,164)

GAAP Revenue	$2,424,653	$5,357,763	$1,541,205
Non-GAAP Adjusted EBITDA Margin	(0.4)%	22.8%	(32.1)%

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

- END -